QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 15

May 9, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 9, 2008, on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the three-month periods ended March 31, 2008 and March 31, 2007 and included in the Company's quarterly report on Form 10-Q for the three months ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-138812).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey

QuickLinks

  EXHIBIT 15